IN THE UNITED STATES DISTRICT COURT
                       IN AND FOR THE SOUTHERN DISTRICT OF
                             FLORIDA, MIAMI DIVISION

                                NO. 68-951-CA and
                          69-699-Div.-CA (consolidated)

                           COASTAL PETROLEUM COMPANY.
                             a Florida corporation,

                                   Petitioner,

                                       v.

         SECRETARY OF THE ARMY OF THE UNITED STATES OF AMERICA, et al.,

                                   Respondent.
                            ------------------------

                            MEMORANDUM OF SETTLEMENT

         THIS MEMORANDUM OF SETTLEMENT is made this 6th day of January, 1976, by and between the BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OF THE STATE OF FLORIDA, hereinafter called the "Trustees," and COASTAL PETROLEUM COMPANY, a corporation organized under the laws of Florida, hereinafter called "Coastal."

         WHEREAS, the Trustees and Coastal entered into modifications of Florida State Drilling Leases 224-A, 224-B and 248 the 27th day of February, 1947. The location of the areas contained within Drilling Leases 224-A and 224-B consist primarily or Florida's offshore lands approximately from Naples to Apalachicola in the Gulf of Mexico extending 10.36 statute miles from Florida's coastline, including all bays, inlets and rivers flowing into the Gulf in this area. The drilling area contained within Lease 248 consists of approximately two drilling blocks consisting of all the water bottoms lying within the boundaries to Lake Okeechobee and all the water bottoms lying within the boundaries of the following lakes:

         Istokpoga                                    Hatchineha
         Kissimmee                                    Louisa
         Apopka (part)                                Panasoffkee
         George                                       Tsala Apopka
         Lochloosa                                    St. Johns River

The Leases require annual rental payments and mandatory drilling requirements.

         WHEREAS, certain questions have been raised involving the legality of said Leases and the validity of certain waivers or credits granted by Trustees, to wit: whether Coastal has complied with the drilling requirements of the Leases, and whether the Trustees can grant waivers of those drilling requirements, and, as a result, litigation was commenced in the United States District Court in and for the Southern District of Florida, by Coastal seeking a declaration inter alia as to the validity of said Leases. On April 23, 1971, a Final Judgment was entered declaring inter alia the above Leases to be valid and existing. The Trustees then took an appeal to the United States Court of Appeals, for the Fifth Circuit, from said Judgment, and said appeal is now pending in the Florida Supreme Court as a result of a certification by the Fifth Circuit; and

         WHEREAS, the Trustees and Coastal now desire to enter into various amendments and changes of the aforesaid Leases in such manner as amicably to clarify the rights and responsibilities of the parties thereto, and to settle, adjust and resolve the differences between them; and

         WHEREAS,   the  Trustees  have   independently   determined  that  said
amendments, changes and clarification will be in the best interest of the State of Florida.

         NOW, THEREFORE, the Trustees and Coastal do covenant and agree as follows:

                                   SECTION ONE

                                     PURPOSE

         The purpose of this agreement is a compromise between the parties for the complete and final settlement of their claims, differences and causes of action with respect to the dispute described below.

                                   SECTION TWO

                              STATEMENT OF DISPUTE

         The Trustees assert that a final judgment should be entered declaring Florida State Drilling Lease 224-A, as modified; Florida State Drilling Lease 224-B, as modified, and Florida State Drilling Lease 248, as modified, hereinafter referred to as The Leases, each of which leases is between the Trustees and Coastal and dated February 27, 1947, invalid and void. An appeal has been filed in the United States Fifth Circuit Court of Appeals by the Trustees in the case styled Coastal Petroleum Company, a Florida Corporation, Petitioner-Appellee, vs. Secretary of the Army of the United States of America, et al., No. 712589, asserting such claim.

         Coastal denies the invalidity and/or voidness of the said leases and asks and asserts that the appeal should be denied.

         The parties desire to reach a full and final compromise and settlement of all matters and all causes of action arising out of the facts and claims as set forth above.

                                  SECTION THREE

                           GENERAL TERMS OF SETTLEMENT

         In consideration of the mutual covenants set forth herein, the parties agree as follows:

         1. (A) Coastal agrees to reduce and surrender acreage and/or economic interests in the said leases.

                  (B) Coastal agrees to have rental obligations of the said leases continue on areas as to which it retains any interest.

                  (C) Coastal agrees to reduce its interest and have the areas in which it retains any residual royalty interest released completely to the Trustees at the end of 40 years from the date hereof. Coastal agrees to have the areas in which it retains any right to explore and develop oil, gas and other minerals released completely to the Trustees within 40 years from the date hereof except that any operations producing oil, gas, or other minerals in economically sustainable quantities at the end of such 40 years shall be permitted to continue subject to the particular lease until such operations cease.

                  (D) Coastal shall have no right to intervene in any land use decisions within the areas leased other than as to the outermost three miles retained by Coastal. Coastal's only rights as to areas other than the outer three miles and Lake Okeechobee shall be the specified residual royalty on oil, gas, and other minerals. The term "minerals," a used herein, shall not include - among other things - sand gravel or unconsolidated seashells. Any use of minerals other than oil or gas for a public purpose by the Trustees or any government body so authorized by the Trustees may be made without Coastal's approval and without payment of any compensation or royalties to Coastal.

         2. (A) The parties agree that all claims, demands, rights and causes of action that they have against each other with respect to the above-described dispute are satisfied, discharged, and settled.

                  (B) The Trustees agree to terminate the pending appeal and both parties agree to seek a consent decree based upon the terms hereof, but the failure to obtain a consent decree shall not invalidate the effectiveness of this settlement agreement.

                  (C) The parties agree that the first sentence of the first paragraph of Article 13 of each of said leases shall be amended to read as follows:

"The rights of either party hereunder may be assigned in whole or in part only after written consent thereto from the Trustees is first obtained, which consent shall not be unreasonably withheld, and the provision a hereof shall extend to the successors and assigns of the parties hereto, but no change or division in ownership of land rentals or royalties, however accomplished, shall operate to enlarge or diminish the obligations or the rights of either party."

                  (D) The Trustees agree that drilling obligations under Leases 224-A, 224-B and 248 (as modified) shall be governed by Chapter 20680, Laws of Florida, Acts of 1941, and that all further drilling requirements are hereby waived.

                  (E) In enforcing its residual royalty rights in any leased lands, Coastal shall not enter suit against third parties without first notifying the Trustees and offering the Trustees the opportunity to participate in such action. Should the Trustees decline to participate and should Coastal nevertheless pursue litigation that results in a monetary recovery which benefits the Trustees, the Trustees then shall share, pro rata, in the payment of reasonable attorneys fees and court costs, but in no event shall the Trustees be obligated for any fees and costs in excess of their monetary recovery from such litigation.

                                  SECTION FOUR

                  SPECIFIC PROVISIONS OF SURRENDER AND RELEASE

         1. Coastal hereby surrenders and releases to the Trustees,  pursuant to
Article 16 contained in each of said leases, an area three statute miles wide beginning three statute miles landward from the three league Federal-State boundary and extending the full length of leases 224-A and 224-B.

         2. Coastal hereby reduces its interest in all other areas landward of the three statute miles surrendered and released to the Trustees, and including all inland areas except Lake Okeechobee. In these areas, Coastal shall retain only a residual royalty of 6 1/4% on the wellhead value of oil and gas, payable in cash or in kind at the option of Coastal; 25 cents per long ton on sulphur; and 5% of production or of the market value of other minerals, and shall have no other rights whatever except those of a residual royalty right owner.

         3. The Trustees simultaneously hereby waive their right to any royalties from Coastal under the terms of leases 224-A, 224-B and 248 from areas described in Paragraph 2 above, and retain full royalty in all other areas subject to said leases.

         4. Coastal, recognizing that Lake Okeechobee presents special problems for preservation of its integrity as a fresh water reservoir vital to southern Florida, agrees that no exploration or development drilling or mining of any kind whatsoever shall be conducted thereon without the prior approval of the Trustees.

         5. The current annual rental on Leases 224-A and 224-B now totals $49,614.40. The new annual rental on Leases 224-A and 224-B shall be $39,261, reflecting the reduction of lands leased. The annual rental requirement on Lease 248 shall remain the same, to-wit: $19,985.92.

         6.  Coastal   shall  secure   permits   from  all   appropriate   State
environmental protection agencies in compliance with the then existing laws and regulations, prior to any drilling or mining.

         In all other respects, other than the amendments related herein, the provisions of the leases remain in full force and effect.

         IN WITNESS WHEREOF, the BOARD OF TRUSTEES OF THE INTERNAL IMPROVEMENT TRUST FUND OP THE STATE OF FLORIDA, the Lessor, have hereunto subscribed their names and have caused the seal of the State of Florida to be hereunto affixed, and COASTAL PETROLEUM COMPANY, the Lessee, has caused this instrument to be executed in its name by its President, and its corporate seal to be affixed, attested by its Assistant Secretary, as of the date aforesaid.


/s/ Reubin O'D Askew
Governor

/s/ Bruce A. Smathers
Secretary of State

/s/ Robert L. Shevin
Attorney General

/s/ Gerald A. Lewis
Comptroller

/s/ Philip F. Ashler
State Treasurer

/s/ Doyle Conner
Commissioner of Agriculture

/s/ Ralph D. Turlington
Commissioner of Education

ACTING AND COMPOSING THE BOARD
OF TRUSTEES OF THE INTERNAL
IMPROVEMENT TRUST FUND OF THE
STATE OF FLORIDA

LESSOR

COASTAL PETROLEUM COMPANY
By       /s/ Benjamin W. Heath
         President

LESSEE

ATTEST:
/s/ Harmon W. Shields
Executive Director
DEPARTMENT OF NATURAL RESOURCES

ATTEST:
/s/ C. Dean Reasoner
Assistant Secretary

Approved as to form and legal sufficiency.
ROBERT L. SHEVIN
ATTORNEY GENERAL
By:      /s/ J. Kendrick Tucker
         Assistant Attorney General